                                 UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT



PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934 Date of report (date of earliest event reported): May 4, 2004



                            FLEMING COMPANIES, INC.
             (Exact name of Registrant as specified in its charter)


        OKLAHOMA                     1-8140                    48-0222760
(State of incorporation or    (Commission file number)      (I.R.S. employer
      organization)                                      identification number)


               1945 LAKEPOINTE DRIVE
               LEWISVILLE, TEXAS                                  75057
      (Address of principal executive offices)                  (Zip code)


Registrant's telephone number, including area code: (972) 906-8000

ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

               During a bankruptcy hearing held on May 4, 2004, Fleming Companies, Inc. ("Fleming") announced that it reached an agreement in principle with the Official Committee of Reclamation Creditors (the "Reclamation Committee") and the Official Committee of Unsecured Creditors (the "Unsecured Creditors' Committee") regarding the treatment of reclamation claims, which resolves the objections of the Reclamation Committee to Fleming's proposed Plan of Reorganization. A hearing to approve the adequacy of the Disclosure Statement and Solicitation Procedures to vote on the pending Third Amended Plan of Reorganization is currently scheduled for May 25, 2004 at 1:00 pm in the Delaware Bankruptcy Court.

               Also, Fleming reiterated at the May 4, 2004 hearing that Core-Mark International, Inc. and its subsidiaries ("Core-Mark") are not for sale. A letter was recently received from a group identified as CVCMA, LLC indicating a potential interest in purchasing the assets of Core-Mark, and while Fleming is appreciative of the interest shown by CVCMA, LLC, Fleming, with the support of the Unsecured Creditors' Committee, declined the invitation to pursue a sale.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL

     INFORMATION AND EXHIBITS.

               Pursuant to the rules and regulations of the Securities and Exchange Commission, the exhibit referenced below and the information set forth therein are deemed to have been furnished pursuant to Item 9 hereof and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.

         (c)      EXHIBITS

         EXHIBIT NUMBER AND DESCRIPTION

         99.1     Press release dated May 4, 2004.


ITEM 9.  REGULATION FD DISCLOSURE.

               On May 4, 2004, Fleming issued a press release announcing the matters referenced in Item 5 hereof. A copy of such press release is furnished as an exhibit to this Current Report. Pursuant to the rules and regulations of the Securities and Exchange Commission, such press release and the information set forth therein are deemed to have been furnished pursuant to this Item 9 and shall not be deemed to have been "filed" under the Securities Exchange Act of 1934.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



           FLEMING COMPANIES, INC.                       Date:  May 5, 2004

           By: /s/ REBECCA A. ROOF
           Rebecca A. Roof
           Interim Chief Financial Officer